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                                                               EXHIBIT 4(aa)



                              PLC CAPITAL TRUST II

                              CERTIFICATE OF TRUST

            The undersigned, the trustees of PLC Capital Trust II, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C.
Section 3810, hereby certify as follows:

            (a) The name of the business trust being formed hereby (the "Trust") is "PLC Capital Trust II".

            (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890-0001
                  Attention:  Corporate Trust Administration

            (c) This Certificate of Trust shall be effective as of the date of filing.

Dated:  July 1, 1997


                                        /s/ Richard J. Bielen
                                        -------------------------------------
                                        Richard J. Bielen, as Trustee


                                        /s/ Jerry W. DeFoor
                                        -------------------------------------
                                        Jerry W. DeFoor, as Trustee

                                        WILMINGTON TRUST COMPANY, as Trustee


                                        By:  /s/ Debra Eberly
                                           ------------------------------------
                                           Name:  Debra Eberly
                                           Title: Administrative Account Manager